UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2014

JACKSONVILLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Laura Street, Suite 1000, Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	904-421-3040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2014, Scott M. Hall, the Executive Vice President of Jacksonville Bancorp, Inc. (“Bancorp”) and President of The Jacksonville Bank (the “Bank”), a wholly-owned subsidiary of Bancorp, entered into an Amended and Restated Executive Employment Agreement with Bancorp and the Bank (the “New Hall Agreement”), which replaced Mr. Hall’s previous Executive Employment Agreement dated May 13, 2009, as amended.   Other than as set forth below, the New Hall Agreement did not materially change the compensation payable to Mr. Hall or the terms of his employment, as previously described in Bancorp’s filings with the SEC.

The provisions related to the compensation and benefits payable upon a termination of Mr. Hall were amended in the New Hall Agreement to clarify the existing language and to expand the definition of “change in control” as a termination triggering event to include, among other things, mergers of Bancorp and the Bank with another entity having common ownership.  Under the New Employment Agreements, a “change in control” includes (i) any person or group becoming the beneficial owner of at least 50% of the combined voting power of the Bank’s or Bancorp’s outstanding voting securities, subject to certain exceptions, (ii) any reorganization, merger, consolidation, statutory share exchange or similar transaction involving Bancorp or the Bank and any person or entity other than a Controlling Person that requires approval of Bancorp’s shareholders, or any sale or other disposition of all or substantially all of Bancorp’s or the Bank’s assets to any person or entity other than a Controlling Person, and (iii) the approval of a complete liquidation or dissolution of Bancorp.  “Controlling Person” means a person or group who is the beneficial owner of at least 25% of the combined voting power of Bancorp’s or the Bank’s outstanding voting securities as of the date of the applicable New Hall Agreement.

Under the New Hall Agreement, Mr. Hall will be entitled to receive one year’s base salary after termination of his employment in the case of a termination by the Bank or Bancorp without “cause,” for a termination by Mr. Hall upon thirty (30) days’ written notice to Bancorp or the Bank, or for a termination by Mr. Hall for “good cause” other than as a result of a change in control.  If Mr. Hall’s employment is terminated by him for “good cause” as a result of a change in control that results in a change in Mr. Hall’s position or duties within one year of the change in control, Mr. Hall is entitled to receive his base salary for a period of 2.9 years following termination.

The foregoing description of the New Hall Agreement does not purport to be complete and is qualified in its entirety by the full text of the New Hall Agreement, a copy of which is filed as Exhibit 10.1, which is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Exhibit

10.1	Amended and Restated Executive Employment Agreement among Jacksonville Bancorp, Inc., The Jacksonville Bank and Scott M. Hall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

Date: May 21, 2014	/s/ Valerie A. Kendall
Valerie A. Kendall
Executive Vice President
& Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Amended and Restated Executive Employment Agreement among Jacksonville Bancorp, Inc., The Jacksonville Bank and Scott M. Hall.